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                                                                Exhibit (c)(3)


ORACLE(R)
NONDISCLOSURE AGREEMENT FOR STRATEGIC MATTERS



Effective Date: September 11,               1998.
                ---------------------------

This Confidential Disclosure Agreement ("Agreement") is entered into by Oracle Corporation ("Oracle") located at 500 Oracle Parkway, Redwood City, California, 94065 and Concentra Corp. ("Company") located at 21 North Avenue, Burlington, MA 01803-3301.

Oracle and the Company are entering into discussions concerning a possible strategic transaction (the "Transaction"). Oracle and the Company expect to make available to one another certain nonpublic information concerning their respective business prospects and plans, financial condition, operations, assets and liabilities. As a condition to such information being furnished to each party and the directors, officers, employees, agents or advisors of such party or its subsidiaries (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), each party agrees to treat any nonpublic information concerning the other party or its subsidiaries, which is furnished hereunder to a party or to its Representatives now or in the future by or on behalf of the disclosing party (collectively, the "Evaluation Material"), under the terms of this Agreement.

1. Evaluation Material. The term "Evaluation Material" also shall be deemed to
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include all notes, analyses, compilations, studies, plans, interpretations or other documents prepared by each party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to such party or its Representatives pursuant hereto which is not available to the general public. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by the receiving party or its Representatives,
(ii) was within the receiving party's possession prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with the disclosing party, (iii) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, provided that such source was not known by the receiving party to be bound by a confidentiality agreement with the disclosing party with respect to such information, (iv) is disclosed by the disclosing party to a third party without a duty of confidentiality, (v) is independently developed by the recipient without use of Evaluation Material, or (vi) is disclosed under operation of law.

2. Non-Disclosure. In addition, each party agrees that, without the prior
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written consent of the other party, its Representatives will not disclose to any other person the other party's Evaluation Material, that any Evaluation Material has been made available hereunder, that discussions or negotiations between the parties are taking place concerning the Transaction or any of the terms, conditions or other facts with respect thereto (including the status thereof). However, a party may make such disclosure if in the written opinion of a party's outside counsel, such disclosure is necessary to avoid committing a violation of law. In such event, the disclosing party shall use its best efforts to give advance notice to the other party.

3.  Residuals. Each party may freely use the "residuals" from the Evaluation
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Material of the other party, provided that each party shall maintain the confidentiality of the other party's Evaluation Material as required herein.
The term "residuals" shall mean the Evaluation Material in nontangible form (i.e., not written or other documentary form, including tape or disk), which may be retained by employees of either party who have had access to the Evaluation Material, including ideas, know-how, or techniques contained therein, but not as a result of any deliberate effort to memorize the information. Each party shall have no obligation to limit or restrict the assignment of its employees or to pay royalties to the other party for any work resulting from the use of residuals.

4.  Independent Development.  Nothing in this Agreement shall be construed to
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preclude either party from developing, using, marketing, licensing, and/or selling any independently developed software or data processing material that is similar or related to the Evaluation Material.

5.  Required Disclosure. In the event that a party or its Representatives are
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requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the other party's Evaluation Material, the party requested or required to make the disclosure shall provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by such other party, the party requested or required to make the disclosure or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose the other party's Evaluation Material to any governmental authority, the party requested or required to make the disclosure or its Representative may, without liability hereunder, disclose to such governmental authority only that portion of the other party's Evaluation Material which such counsel advises is legally required to be disclosed, provided that the party requested or required to make the disclosure exercises its reasonable efforts to preserve the confidentiality of the other party's Evaluation Material, including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other party's Evaluation Material by such governmental authority.

6. Termination of Discussions. If either party decides that it does not wish to
   --------------------------
proceed with the Transaction with the other party, the party so deciding will promptly inform the other party of that decision by giving a written notice of termination. In that case, each receiving party will promptly deliver to the disclosing party or destroy all written Evaluation Material (and all copies thereof and extracts therefrom) furnished to the receiving party or its Representatives by or on behalf of the disclosing party pursuant hereto. In the event of such a decision, all other Evaluation Material prepared by the disclosing party shall be destroyed and no copy thereof shall be retained, and in no event shall either party be obligated to disclose or provide the Evaluation Material prepared by it or its Representatives to the other party. Notwithstanding the return or destruction of the Evaluation Material, each party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder.

7.  No Representation of Accuracy. Each party understands and acknowledges that
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neither party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material made available by it or to it. Each party agrees that neither party nor any of its Representatives shall have any liability to the other party or to any of its Representatives relating to or resulting from the use of or reliance upon such other party's Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties which are made in a final definitive agreement regarding the Transaction, when, as and if executed by both parties, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

8.  Definitive Agreements. Each party understands and agrees that no contract or
    ---------------------
agreement providing for any Transaction involving the parties shall be deemed to exist between the parties unless and until a final definitive agreement has been executed and delivered. Each party also agrees that unless and until a final definitive agreement regarding the Transaction between the parties has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such transaction by virtue of this Agreement except for the matters specifically agreed to herein. For purposes of this paragraph, the term "definitive agreement" does not include an executed letter of intent or any other preliminary written agreement. Both parties further acknowledge and agree that each party reserves the right, in its sole discretion, to provide or not provide Evaluation Material to the receiving party under this Agreement, to reject any and all proposals made by the other party or any of its
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Representatives with regard to the Transaction between the parties, and to terminate discussions and negotiations at any time.

9.  Miscellaneous. Each party agrees to be responsible for any breach of this
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Agreement by any of its Representatives. No failure or delay by the Company or any of its Representatives in exercising any right, power or privilege under this agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Agreement shall not in any way be affected or impaired thereby.

10.  Governing Law. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of California applicable to agreements made and to be performed within such state.


ORACLE CORPORATION

By: /s/ David Roux
    ------------------------------------------------------------

Name: David Roux
      ----------------------------------------------------------

Title: Executive VP of Corporate Development
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COMPANY

By: /s/ Lawrence Rosenfeld
    ------------------------------------------------------------

Name: Lawrence Rosenfeld
      ----------------------------------------------------------

Title: Chairman and CEO
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Name of Representative,
Acting as the representative of the Company (if applicable)

By:
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Name:
      ----------------------------------------------------------

Title:
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